EXECUTION COPY

Operation Number 36384

SUBORDINATION DEED

among

BALYKSHY L.L.P.

CASPIAN REAL ESTATE LIMITED

CASPIAN SERVICES INC.

and

EUROPEAN BANK

FOR RECONSTRUCTION AND DEVELOPMENT

Dated 6 August 2008

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TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND INTERPRETATION 2

Section 1.01 Definitions. 2

Section 1.02 Interpretation, 6

ARTICLE II SUBORDINATION 7

Section 2.01 Subordination in Right of Payment. 7

Section 2.02 Subordination in Liquidation. 8

Section 2.03 Subordination on Enforcement of a Lien. 8

Section 2.04 Implementation of Sections 2.02 and 2.03. 8

Section 2.05 Turnover 9

Section 2.06 Subordinated Parties' Affirmative Covenants. 10

Section 2.07 Subordinated Parties' Negative Covenants. 11

Section 2.08 Waivers by the Subordinated Parties. 12

Section 2.09 Subordination Obligations of the Borrower. 13

Section 2.10 Actions by EBRD. 13

ARTICLE III NATURE OF THE OBLIGATIONS 14

Section 3.01 Continuing Obligations. 14

Section 3.02 Demands. 14

(i)

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Section 3.03 Waiver of Defences. 15

Section 3.04 Other Circumstances 16

Section 3.05 Additional Security 17

Section 3.06 Bankruptcy or Liquidation 17

Section 3.07 Deed as Property of EBRD 17

Section 3.08 Receipt of Transaction Documents 18

Section 3.09 Release is Conditional 18

Section 3.10 Several Liability 18

ARTICLE IV REPRESENTATIONS AND WARRANTIES 18

Section 4.01 Representations and Warranties of the Subordinated Parties. 18

Section 4.02 Representations and Warranties of the Borrower21

Section 4.03 Restatement of Representations and Warranties 22

Section 4.04 Reliance of EBRD. 22

ARTICLE V PAYMENTS 23

Section 5.01 Appropriation of Moneys 23

Section 5.02 Payments 23

Section 5.03 No Set-off. 24

Section 5.04 Taxes. 24

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Section 5.05 Currency Indemnity. 24

Section 5.06 Certificate. 25

Section 5.07 Application of Payments. 25

Section 5.08 Default Interest. 26

Section 5.09 Set-off 26

ARTICLE VI MISCELLANEOUS 27

Section 6.01 Term of Deed 27

Section 6.02 Entire Agreement; Amendment and Waiver 27

Section 6.03 Borrower's Obligations 27

Section 6.04 Notices 27

Section 6.05 English Language 29

Section 6.06 Indemnities and Expenses 29

Section 6.07 Rights, Remedies and Waivers 29

Section 6.08 Governing Law 30

Section 6.09 Arbitration and Jurisdiction 30

Section 6.10 Privileges and Immunities of EBRD 31

Section 6.11 Waiver of Sovereign Immunity, 32

Section 6.12 Reliance 32

Section 6.13 Successors and Assigns 33

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Section 6.14 Rights of Third Parties 33

Section 6.15 No Partnership or Agency 33

Section 6.16 Deed as property of EBRD 33

Section 6.17 Disclosure 34

Section 6.18 Severability 34

Section 6.19 Counterparts 34

Section 6.20 Survival 34

(iv)

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among: „,„„

(1) BALYKSHY L.L.P., a limited liability partnership organised and existing under the laws of the Republic of Kazakhstan with its registered address at 12 Murat Uskenbaev Street, Atash Village, Tupkaragan District, Mangistau Region, the Republic of Kazakhstan (the "Borrower");

(2) CASPIAN REAL ESTATE LIMITED, a limited liability company organised and existing under the laws of the British Virgin Islands, with its registered address at Akara Building, 24 De Castro Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (the "Shareholder");

(3) CASPIAN SERVICES INC., a corporation organized and existing under the laws of the State of Nevada, United States of America and having its Principle Executive Offices at 257 East 200 South, Suite 340, Salt Lake City, Utah, 84101, United States of America (the "Sponsor" and, together with the Shareholder, the "Subordinated Parties", and, each of them individually, a "Subordinated Party"); and

(4) EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT, an international organisation established by treaty ("EBRD").

RECITALS

WHEREAS:

(A)
By way of a loan agreement dated 21 December 2006 between EBRD and the Borrower, as amended by an amendment agreement dated on or about the date hereof, EBRD has agreed to extend to the Borrower a loan in the total aggregate amount of thirty two million Dollars (US$32,000,000) (the "Loan"), subject to the terms and conditions set forth therein (as amended, restated, novated or supplemented from time to time, the "Loan Agreement");

(B)	The Sponsor owns one hundred per cent. (100%) of the issued and outstanding

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shares in the Shareholder;

(C)	Following the EBRD investment, the Shareholder will own a seventy eight per cent. (78%) participation interest in the Charter capital of the Borrower; and

(D)	It is a condition of the first disbursement of the loan funds to the Borrower under each Loan Agreement that the Subordinated Parties and the Borrower enter into this Deed.

NOW, THEREFORE THIS DEED WITNESSES, and the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions.

(a) Unless the context otherwise requires, capitalized terms not otherwise defined in this Deed (including in the Recitals) shall have the respective meanings given to them in the Loan Agreement.

(b) In this Deed, the following capitalized terms shall have the following meanings:

"Affiliate" means in relation to any Party, a company, individual, corporation or other legal entity that is controlled by, or controls such Party, including, but not limited to:

(a)
a company, corporation or other legal entity in which such Party holds, directly or indirectly, shares carrying more than fifty per cent. (50%) of the voting rights in such company, corporation or other legal entity; or

(b)	a company, corporation or other legal entity holding, directly or indirectly, shares carrying more than fifty per cent. (50%) of the voting rights in such Party; or

(c)	a company, corporation or other legal entity of which shares carrying 2

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more than fifty per cent. (50%) of the voting rights in such company, corporation or other legal entity are held, directly or indirectly, by a company, corporation or other legal entity which also holds directly or indirectly shares carrying more than fifty per cent. (50%) of the voting rights in such Party; or

(d)	an individual holding, directly or indirectly, shares carrying more than fifty per cent. (50%) of the voting rights in such Party; or

(e)	an individual holding a position in a board of directors, management board or other corporate body of such Party;

"Authorisation" means any consent, registration, filing, agreement, notarization, certificate, license, approval, permit, authority or exemption from, by or with any Authority, whether given by express action or deemed given by failure to act within any specified time period;

"Applicable Law" means all laws, ordinances, regulations, judgments, decrees, decisions, writs, awards, orders, rules, directives, guidelines (to the extent that such guidelines have the force of law or the compliance with which is in accordance with general practice) and policies of any Authority, and international treaties or any other agreements to which an Authority is a party, to the extent applicable to the Borrower, the Subordinated Parties, its business and financial operations or that otherwise relate to the subject matter thereof or the exercise by EBRD of its rights under the Loan Agreement;

"Authority" means any national, supranational, regional or local government or governmental, administrative, fiscal, judicial or government owned body, department, commission, authority, tribunal, agency or entity or central bank (or any person, whether or not government owned and howsoever constituted or called, that exercise the functions of a central bank);

"Distribution" means (a) any payment of dividends of any kind, or (b) any other distribution (whether in cash, securities or other property) with respect to any classes of capital stock or other equity interest, or any proceeds of any kind (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the sale, redemption, conversion, retirement, acquisition, cancellation or otherwise in respect of any equity interest, (c) payment of any proceeds (whether in cash, securities

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or other property) resulting from any exercise of any option, warrant or other right to acquire any equity interest, whether now or hereafter outstanding, or (d) any payment of the Subordinated Indebtedness;

"Kazakhstan" means the Republic of Kazakhstan;

"Relevant Jurisdiction" means any jurisdiction of which a Subordinated Party becomes resident for the purpose of any Taxes;

"Senior Indebtedness" means any and all of the Borrower's obligations, whether existing on the date hereof or arising after the date hereof, to make payments of principal, interest, fees, charges, commissions, indemnities and other amounts to EBRD under the Loan Agreement and the other Financing Agreements, including:

(a)	liabilities which EBRD acquires by purchase, assignment (by way of security or otherwise), subrogation or otherwise;

(b)	interest (including post-insolvency interest);

(c)	any claim for damages or restitution;

(d)	any further advances which may be made by EBRD to the Borrower under any agreement expressed to be supplemental to any Financing Agreement, plus all interest, fees and costs in connection therewith;

(e)	any financing, novation, refunding, deferral or extension of any of the above liabilities; and

(0any claim that EBRD may have against the Borrower following from any recovery by any person of a payment or discharge in respect of those liabilities on grounds of preference or otherwise;

"Subordinated Debt Document" means all present and future agreements, documents or instruments evidencing, or otherwise setting out the terms and conditions of, any Subordinated Indebtedness;

"Subordinated Indebtedness" means any and all of the Borrower's obligations, whether existing on the date hereof or arising after the date hereof, to make payments of whatever nature to the Subordinated Parties including, without limitation, any and all of

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the Borrower's obligations to make payments to the Subordinated Parties:

(a)	of principal, interest (including default and post insolvency interest) and other amounts under any Subordinated Debt Document;

(b)	in respect of any other loan or advance of funds by the Subordinated Parties to the Borrower, including made pursuant to the Completion and Performance Guarantee;

(c)	in respect of dividends, return of capital, redemption or any other Distribution (direct or indirect) to the Subordinated Parties;

(d)	in respect of any claim for damages or restitution;

(e)	in respect of any claim against the Borrower following from any recovery by the Borrower of a payment or discharge in respect of those liabilities on grounds of preference or otherwise;

(f) in respect of any other liabilities of whatever nature which a Subordinated Party acquires by purchase, assignment (by way of security or otherwise), subrogation, recourse, reimbursement, indemnity, counter-indemnity or otherwise; and

(g)in respect of other fees and costs attributable to the foregoing, but excluding reimbursement to the Sponsor or its Affiliates of audited historical Project Costs which constitute part of the Cash Equity amount as set out in Section 2.01(e) of the Loan Agreement;

"Taxes" means any federal, regional, local, municipal and other tax, assessment, duty or similar charge of any kind whatsoever levied by any Authority, including any corporate franchise, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, payroll, employment, excise, property, customs, net worth, capital gains, transfer, stamp, documentary, social security, social fund, payroll, environmental and other tax, and including any interest, penalties and additions imposed with respect to such amounts;

"Transaction Documents" means the Financing Agreements and the Project Agreements;

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Section 1.02 Interpretation.

In this Deed, unless the context otherwise requires:

(a)
each reference to "Subordinated Indebtedness" or "Senior Indebtedness" or "Subordinated Debt Document", is deemed to include a reference to any part of such indebtedness or document, and each reference to a "Subordinated Party" is deemed to include any person (including an Affiliate) who agrees to become a party to this Deed under Section 2.07(d) of this Deed;

(b)
unless the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting gender include all gender, and words denoting persons include natural persons, corporations, partnerships, joint ventures, or trusts, unincorporated organisations, authorities or any other entity whether acting in an individual, fiduciary or other capacity, and references to a person include its successors and permitted assigns and/or transferees;

(c)	a reference to a specified Article, Section shall be construed as a reference to that specified Article or Section of this Deed;

(d)
a reference to an agreement includes any contract, concession, deed, undertaking, instrument or other contractual arrangement, and any annexes, exhibits, schedules thereto, and the side letters or other instruments issued in connection therewith;

(e)
a reference (i) to an amendment or to an agreement being amended includes a supplement, variation, assignment, novation, restatement or re-enactment, and (ii) to an agreement shall be construed as a reference to such agreement as it may be amended, restated, supplemented or novated from time to time;

(0the headings and Table of Contents are inserted for convenience of reference only and shall not affect the interpretation of this Deed;

(g)a Default is outstanding or continuing until it has been remedied or waived by EBRD in writing;

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(h)
any reference to "law" means any law (including, any common or customary law) and any treaty, constitution, statute, legislation, decree, normative act, rule, regulation, judgment, order, writ, injunction, determination, award or other legislative or administrative measure or judicial or arbitral decision in any jurisdiction which has the force of law or the compliance with which is in accordance with general practice in such jurisdiction;

(i)	any reference to a provision of law, statute, rule or regulation is a reference to that provision as from time to time amended or re-enacted;

the terms "include" and "including" shall be deemed to be followed by the words "without limitation" where not so followed;

(k)the term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through ownership of voting securities, by contract or otherwise;

(I)"the knowledge of the Borrower", "to the Borrower's knowledge", or "to the best of the Borrower's knowledge" or similar expressions related to the knowledge of the Borrower or of any other Subordinated Party shall always include the best knowledge of such party after due and careful inquiry and investigation; and

(m)all exhibits, supplements and amendments hereto shall form an integral part of this Deed.

ARTICLE II

SUBORDINATION

Section 2.01 Subordination in Right of Payment.

The payment of all or any part of the Subordinated Indebtedness shall be postponed and subordinated to the payment in full of the Senior Indebtedness and no payments or other distributions whatsoever shall be made in respect of any part of the Subordinated Indebtedness (including by way of set-off against amounts owed by a Subordinated Party to the Borrower), and no property or assets of the Borrower shall be applied to the purchase or other acquisition or retirement of any part of the Subordinated Indebtedness, until the Senior Indebtedness has been paid in full.

Section 2.02 Subordination in Liquidation.

In the event of any dissolution, winding up, liquidation, administration, readjustment, reorganisation or other similar proceedings relating to the Borrower or its property (whether voluntary or involuntary, whether partial or complete, whether in bankruptcy, administration, insolvency or receivership or upon an assignment for the benefit of creditors generally), the Senior Indebtedness shall first be paid in full before the Subordinated Parties shall be entitled to receive or retain any payment or distribution in respect of the Subordinated Indebtedness.

Section 2.03 Subordination on Enforcement of a Lien.

Without prejudice to Section 2.09(v), in the event of the realization or enforcement of any Lien relating to the Borrower or its property, the Senior Indebtedness shall first be paid in full before the Subordinated Parties shall be entitled to receive or retain any distribution in respect of the Subordinated Indebtedness.

Section 2.04 Implementation of Sections 2.02 and 2.03.

In order to implement Sections 102 (Subordination in Liquidation) and 2.03 (Subordination on Enforcement of a Lien):

(a)
all payments and distributions of any kind or character in respect of the Subordinated Indebtedness to which any of the Subordinated Parties would be entitled if the Subordinated Indebtedness were not subordinated, pursuant to this Deed shall be made directly to EBRD;

(b)
the Subordinated Parties shall promptly file a claim or claims, in the form required in any relevant proceedings, for the full outstanding amount of the Subordinated Indebtedness and shall use their best efforts to cause such claim or claims to be approved and all payments and other

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distributions in respect thereof to be made directly to EBRD;

(c)each Subordinated Party hereby irrevocably agrees that EBRD may, in its sole discretion, in the name of such Subordinated Party or otherwise, demand, sue for, collect, receive and give receipt for any and all payments or distributions and file, prove and vote or consent in any relevant proceedings with respect to any and all claims of such Subordinated Party relating to the Subordinated Indebtedness;

(d)EBRD may, and is irrevocably authorised on behalf of each Subordinated

Party to:

(i)	claim, enforce and prove for the Subordinated Indebtedness;

(ii)	file claims and proofs, give receipts and carry out all such proceedings and do all such things as EBRD sees fit to recover the Subordinated Indebtedness; and

(iii)
receive all payments and other distributions on account of the Subordinated Indebtedness for application towards the Senior Indebtedness until the Senior Indebtedness has been irrevocably paid and discharged in full; and

(e)the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the Borrower or its proceeds is directed (and each Subordinated Party shall so direct such trustee, liquidator, assignee or any other person) to pay distributions on the Subordinated Indebtedness directly to EBRD for application towards the Senior Indebtedness until the Senior Indebtedness is irrevocably paid and discharged in full. Each Subordinated Party will give all such notices and do all such things as EBRD may direct to give effect to this provision.

Section 2.05 Turnover

(a)In the event that any Subordinated Party receives any payment or other Distribution of any kind or character from the Borrower or from any other source whatsoever in respect of any part of the Subordinated Indebtedness, other than as expressly permitted by the terms of this Deed,

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such payment or other Distribution shall be received by such Subordinated Party in trust for EBRD and the Subordinated Party shall promptly turn over such payment or other Distribution to EBRD.

(b)
If, for any reason, a trust in favour of; or a holding of property for, EBRD under this Deed is invalid or unenforceable or is deemed invalid or unenfbrceable, the Subordinated Party concerned, and in any event, each of the Sponsor and the Shareholder, shall pay and deliver to EBRD an amount equal to the payment, receipt or recovery in cash which the Subordinated Party would otherwise have been bound to hold in trust for, or as property of, EBRD.

(c)
In the event that the Sponsor, the Shareholder or any Subsidiary of the Sponsor which accedes to this Deed as a Subordinated Party receives any payment or other Distribution of any kind or character from the Borrower or from any other source whatsoever in respect of any part of the Subordinated Indebtedness, other than as expressly permitted by the terms of this Deed, such payment or other Distribution shall promptly be paid to EBRD by the relevant Subordinated Party.

Section 2.06 Subordinated Parties' Affirmative Covenants. (a)Each Subordinated Party shall, from time to time:

(1)promptly notify EBRD of the issuance of any promissory note or other instrument to evidence the Subordinated Indebtedness or any part thereof;

(ii)	upon request by EBRD, cause any part of the Subordinated Indebtedness which is not evidenced by a promissory note or other instrument of the Borrower to be so evidenced;

(iii)
cause to be clearly inserted in any promissory note or other instrument which at any time evidences any part of the Subordinated Indebtedness a statement to the effect that the payment thereof is subordinated in accordance with the terms of this Deed;

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(iv)
mark its books and records (including a published balance sheet or financial statements) and cause the Borrower to mark its books and records, so as to clearly indicate that the Subordinated Indebtedness is subordinated in accordance with the terms of this Deed; and

(v)	execute such further documents or instruments and take such further action as EBRD may reasonably from time to time request to carry out the intent of this Deed.

(b)Each of the Subordinated Parties unconditionally and irrevocably undertakes to EBRD that it shall not accept from the Borrower any Distribution other than as permitted by, and strictly in accordance with, Sections 2.01 (Subordination in Right of Payment), 2.02 (Subordination in Liquidation), 2.03 (Subordination on Enforcement of a Lien) of this Deed and Section 6.01 (Dividends) of the Loan Agreement.

Section 2.07 Subordinated Parties' Negative Covenants.

(a)Each Subordinated Party shall not without the prior written consent of EBRD:

(i)
require or accept any prepayment or accelerated payment or repayment in respect of any part of the Subordinated Indebtedness, except as may be required under Section 2.02 (Subordination in Liquidation);

(ii)
cancel, waive, forgive, transfer or assign, or attempt to enforce or collect, or subordinate to any indebtedness other than the Senior Indebtedness, any part of the Subordinated Indebtedness or any rights in respect thereof;

(iii)	commence, pursue or participate in any judicial proceedings or take any other action to enforce any obligations of the Borrower under the Subordinated Debt Documents;

(iv)	agree to or permit any amendment to, or termination of, the Subordinated Debt Documents (except to the extent expressly

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permitted under the Financing Agreements, and provided that no amendment will have the effect of increasing or accelerating the liability of the Borrower to the Subordinated Parties);

(v)	take any collateral security for any part of the Subordinated Indebtedness, unless and to the extent expressly permitted under the Loan Agreement; or

(vi)	commence, or join with any other creditor in commencing, any bankruptcy, reorganisation or insolvency proceedings with respect to the Borrower.

(b)
During the term of this Deed, no Subordinated Party will, by virtue of any payment or performance by it under this Deed or otherwise, be subrogated to any claims of EBRD or be entitled to any right of contribution or indemnity and shall not claim, rank, prove or vote as a creditor of the Borrower or any other person in competition with EBRD or any person acting on behalf of EBRD (subject to Section 2.02 (Subordination in Liquidation)).

(c)
No Subordinated Party shall have any claim or remedy against the Borrower or EBRD by reason that any transaction entered into by or among EBRD and the Borrower violates the terms of a Subordinated Debt Document and no Subordinated Party may object to any such transaction by reason of any provision of such document.

(d)
Each of the Subordinated Parties hereby irrevocably and unconditionally undertakes to EBRD that it shall not permit or otherwise consent or agree to the Borrower incurring any Debt in favour of any Affiliate of that Subordinated Party, unless such Affiliate (i) has become a party to this Deed and has agreed to be bound by the provisions of Article II (Subordination) and (ii) where such Debt is Financial Debt, it is of a type which is permitted pursuant to Section 6.04 (Financial Debt) of the Loan Agreement.

Section 2.08 Waivers by the Subordinated Parties.

The Subordinated Parties hereby waive notice of non-payment of all or any part

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of the Senior Indebtedness and all diligence in collection or protection of or realisation upon the Senior Indebtedness or any part thereof or any security therefor.

Section 2.09 Subordination Obligations of the Borrower.

The Borrower undertakes to EBRD that it shall not, during the term of this Deed, except as EBRD has previously consented in writing:

(i)
subject to Section 2.02 (Subordination in Liquidation), pay or repay, or make any Distribution in respect of, or purchase or acquire, any of the Subordinated Indebtedness in cash or in property or securities;

(ii)	discharge any of the Subordinated Indebtedness by set-off;

(iii)	create or permit to subsist any Liens over any of its assets for any of the Subordinated Indebtedness (except for Permitted Liens);

(iv)
amend, vary, waive or release any term of any Subordinated Debt Document which has the effect of accelerating or increasing payments thereunder (but without prejudice to the right of the Borrower to otherwise amend any Subordinated Debt Document to the extent expressly permitted under the Financing Agreements);

(v)
incur any other Debt from any Subordinated Party, their Affiliates or any other person, unless and until (A) such Affiliate of a Subordinated Party becomes a party to this Deed and agrees to be bound by the provisions of this Deed and (B) where such Debt is Financial Debt, it is of a type which is permitted pursuant to Section 6.04 (Financial Debt) of the Loan Agreement; or

(vi)	take or omit to take an action whereby the subordination under this Deed may be impaired.

Section 2.10 Actions by EBRD,

EBRD may, from time to time, whether before or after any discontinuance of this Deed, in its sole discretion and without notice to any Subordinated Party, take any

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or all of the following actions:

(a)	retain or obtain a security interest in any property to secure any part of the Senior Indebtedness;

(b)	retain or obtain the primary or secondary obligation of any obligor or obligors with respect to any part of the Senior Indebtedness;

(c)	extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any part of the Senior Indebtedness or release or compromise any obligation of any nature of any obligor with respect to any part of the Senior Indebtedness; and

(d)	release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any part of the Senior Indebtedness or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange, any obligations of any nature of any obligor with respect to any such property.

ARTICLE III NATURE OF THE OBLIGATIONS

Section 3.01 Continuing Obligations.

The obligations of each of the Subordinated Parties under this Deed are direct, irrevocable and unconditional and such obligations and the security constituted by this Deed shall continue in full force and effect during the term hereof.

Section 3,02 Demands.

Demands under this Deed may be made from time to time, and the liabilities and obligations of any of the Subordinated Parties under this Deed may be enforced, irrespective of:

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(a)	whether any demands, steps or proceedings are being or have been made or taken against the Borrower or any third party; or

(b)	whether or in whichever order any security to which EBRD may be entitled in respect of the Senior Indebtedness and the other obligations guaranteed or undertaken hereunder is enforced.

Section 3.03 Waiver of Defences.

Each of the Subordinated Parties' and Borrower's obligations under this Deed and the security constituted by this Deed shall not be affected or impaired by any act, omission, circumstance, matter or thing whatsoever, whether or not known to such Subordinated Party or the Borrower, which, but for this provision, would reduce, release or prejudice any of its obligations under this Deed or which might otherwise constitute a legal or equitable discharge or defence of a surety or a guarantor, including:

(a)	any time, waiver, composition, forbearance or concession given to any of the Subordinated Parties, the Borrower or any other person;

(b)
any assertion of or failure to assert, or delay in asserting, any right, power or remedy against any of the Subordinated Parties, the Borrower or any other person, or in respect of any security for the Senior Indebtedness;

(c)
any taking, holding, reviewing, exchanging, varying, releasing, waiving or omitting to take, perfect or enforce any rights, remedies or security against or granted by any of the Subordinated Parties, or any other person;

(d)
any amplification, amendment, variation (including of rates of interest, commission, fees or charges) or replacement of the provisions of any Financing Agreement or of any other agreement between EBRD and the Borrower;

(e)	any failure of the Borrower or any of the Subordinated Parties to comply with any requirement of any Applicable Law or Authorisation;

(f)	the dissolution, winding up, liquidation, reorganisation or other alteration of the legal status, structure, constitution or composition of any of the

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Subordinated Parties;

(g)	any purported or actual assignment of any of the Senior Indebtedness or any of the Financing Agreements by EBRD to any other party;

(h)	any act or omission by EBRD, or any person other than EBRD, with respect to any rights, powers or remedies of such parties against the Borrower or any of the Subordination Parties under any of the other Financing Agreements;

(i)	any of the Financing Agreements being in whole or in part illegal, void,

voidable, avoided, invalid, unenforceable, or non-binding, completed or perfected, or otherwise of limited force and effect, or the failure by EBRD to take any guarantee, indemnity or other assurance against loss or security; or

(i)any other circumstance howsoever caused or arising and whether or not similar to any of the foregoing (other than payment in full of the Senior Indebtedness by the Borrower or the Sponsor in accordance with the Financing Agreements) which might otherwise constitute a legal or equitable discharge or defence of a surety or guarantor.

Section 3.04 Other Circumstances

Without limiting Section 3.03 (Waiver of Defenses), each Subordinated Party's and the Borrower's liability under this Deed shall not be affected, nor shall the security constituted by this Deed be diminished or discharged, by any of the following:

(a)	the absence of or any defective, excessive or irregular exercise of the powers of the Borrower, including lack of authority of any person purporting to be acting for the Borrower;

(b)
any security given or payment made to EBRD by the Borrower, or any other person, being avoided or reduced under any law (English or foreign) relating to bankruptcy, liquidation or analogous circumstances in force from time to time;

(c)	any compromise or arrangement affecting the Borrower under Part I or Part VIII of the Insolvency Act 1986 or section 425 of the Companies

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Act 1985 or any analogous foreign law;

(d)
the existence or non-existence of any document (other than this Deed) or any fact, circumstance or mistake (whether or not known to any of the Subordinated Parties, the Borrower, EBRD, or any other person) or the construction or interpretation of any document, fact or circumstance which could or might at common law or in equity make any of the Senior Indebtedness or any part thereof void, invalid, voidable or unenforceable; or

(e)
anything which would not have released or reduced the liability of such Subordinated Party hereunder had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate such Subordinated Party.

Section 3.05 Additional Security

The obligations of each Subordinated Party and the Borrower under this Deed and the security constituted by this Deed are in addition to and shall not be prejudiced by any collateral, warranty, guarantee or other security held by EBRD.

Section 3.06 Bankruptcy or Liquidation

If any Subordinated Party or the Borrower becomes bankrupt, enters into a composition or makes any arrangement with its creditors, or is dissolved, liquidated or wound up (such party, for the purposes of this Section, referred to as the "Insolvent Obligor"), none of the other Subordinated Parties (and the Borrower as applicable) shall claim, rank, prove or vote as a creditor of the Insolvent Obligor or its estate in competition with EBRD in respect of any amounts owing to a Subordinated Party (or the Borrower) by such Insolvent Obligor on any account whatsoever, but instead shall give EBRD the benefit of any such proof and of all amounts to be received in respect of that proof until all Senior Indebtedness has been fully paid.

Section 3.07 Deed as Property of EBRD

This Deed and the security constituted by this Deed is and will remain the property of EBRD after any release, settlement, discharge or arrangement relating to the Subordinated Parties' liability under this Deed.

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Section 3.08 Receipt of Transaction Documents

Each of the Subordinated Parties acknowledges having received copies of the Transaction Documents and confirms its acceptance of the provisions set forth therein.

Section 3.09 Release is Conditional

Any release, settlement, discharge or arrangement relating to any Subordinated Party's liability under this Deed shall be conditional upon no payment, assurance or security received by EBRD in respect of the Senior Indebtedness being avoided or reduced under any law (English or foreign) relating to insolvency or analogous circumstances in force from time to time and EBRD may after any such avoidance or reduction exercise all or any of its rights under this Deed and/or any other rights which it would have been entitled to exercise but for such release, settlement, discharge or arrangement.

Section 3.10 Several Liability

Unless otherwise stated in this Deed, the obligations of the Subordinated Parties hereunder are several and not joint except that the obligations of the Subordinated Parties, where one such party is a wholly-owned Subsidiary of the other, shall be joint and several.

ARTICLE IV REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Subordinated Parties.

Each of the Subordinated Parties hereby represents and warrants as of itself to EBRD that:

(a)(i) it is duly constituted, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or established, (ii) it is not subject to any insolvency, bankruptcy, liquidation or analogous proceedings, (iii) no receiver, manager, trustee, custodian, administrator or analogous officer has been appointed in respect of any part of its property, undertaking or assets and (iv) it has the appropriate

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power and authority to own its property and assets, to carry on its business as presently conducted and to enter into and perform its obligations under this Deed;

(b) this Deed has been duly authorised and executed by all necessary action on its part (including by all necessary or advisable corporate, creditors' and shareholders' actions, approvals and consents) and constitutes its valid and legally binding obligation, enforceable in accordance with its terms except for (i) the principle that equitable remedies are awarded at the discretion of the courts; (ii) the limitation on enforcement of Applicable Laws relating to insolvency, liquidation, reorganization, court schemes, moratoria, administration and other Applicable Laws affecting the rights of creditors; (iii) the time barring of claims; and (iv) similar rights and principles;

(c)the execution and delivery of this Deed and the compliance with the terms hereof:

(i)	will not result in violation of its Charter or any provision contained in any Applicable Law;

(ii)	will not conflict with or result in the breach of any provision of, or require any consent under, or result in the imposition of any Lien under, any agreement or instrument to which it is a party or by which it or any of its assets is bound; and

(iii)
will not constitute a default or an event which, with the giving of notice, the passage of time or the making of any determination, or any combination thereof, would constitute a default under any such agreement or instrument which would or is likely to have a material adverse effect on the ability of each Subordinated Party to perform any of its obligations under this Deed or affect the validity or enforceability hereof and/or raise integrity and/or reputational issues for EBRD as reasonably determined by it;

(d)all Authorisations required for the execution and delivery of this Deed and compliance with its terms have been duly obtained or granted and are in full force and effect;

(e)neither it nor any of its property enjoys any right of immunity from set-off, suit or execution in respect of its assets or its obligations under this Deed;

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(f) no document it has furnished to EBRD pursuant to this Deed or the other Financing Agreements or in connection with the negotiation, preparation or execution of the Financing Agreements or any Disbursement contained, as at the date furnished, any untrue statement of a material fact or omitted, as of the date furnished, to state a material fact necessary in order to make the statements therein not materially misleading as at the date thereof. The information submitted to EBRD by the relevant Subordinated Party in connection with the Loan is true and correct contains no untrue or materially misleading statement and does not omit any material fact necessary to make the statements therein not untrue or not materially misleading;

(g) no Event of Default or Potential Event of Default has occurred and is continuing or will occur upon its execution and delivery of this Deed. No event has occurred or is continuing that constitutes a default or, with the giving of notice, the passage of time or the making of any determination, or any combination thereof, would constitute a default under this Deed or under any agreement or instrument evidencing any indebtedness of that Subordinated Party which gives the holder thereof the right to accelerate payment of such indebtedness prior to its scheduled maturity, and no such event will occur upon its execution, delivery or performance of this Deed;

(h) it is not engaged in, or, to its respective knowledge, threatened by, any litigation, arbitration or administrative proceeding, the outcome of which might have a material adverse effect on the ability of such Subordinated Party to perform any of its obligations under this Deed or affect the validity or enforceability hereof;

(i) it is not necessary or desirable that this Deed be filed, recorded or enrolled with any court or other authority in England, the Republic of Kazakhstan, the British Virgin Islands, the United States of America or any other jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Deed, save to the extent that Section 2.05 (a) may be regarded as constituting a charge and, thus, should be registered against any Subordinated Party, on the Slavenburg register maintained by the Companies Registry;

(j) the Subordinated Indebtedness is capable of being subordinated as contemplated by this Deed;

(k) the Subordinated Parties are the sole legal and beneficial owners of all of the rights related to the Subordinated Indebtedness (free of any Liens), subject only to

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the terms of this Deed;

(1)there are no agreements, arrangements, provisions, stipulations, conditions, rights or any other circumstances known to the Subordinated Parties that may in any way adversely affect the Subordinated Indebtedness or rights of the Subordinated Parties with respect thereto (other than as contemplated in this Deed);

(m) no liability of whatever nature shall attach to EBRD by reason of such Subordinated Party subordinating the Subordinated Indebtedness provided for hereunder; and

(n) the copy of each Subordinated Debt Document delivered to EBRD by such Subordinated Party in connection with this Deed is a true and complete copy.

Section 4.02 Representations and Warranties of the Borrower The Borrower represents and warrants to EBRD that:

(a) it has full corporate power and authority to enter into, and perform its obligations under, this Deed, and this Deed has been duly authorised (including by all necessary or advisable corporate, creditors' and shareholders' actions, approvals and consents) and executed by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms;

(b) the execution and delivery of this Deed and the compliance with the terms hereof:

(i)	will not result in violation of the Borrower's Charter or any provision contained in any Applicable Law;

(ii)	will not conflict with or result in the breach of any provision of or require any consent under, or result in the imposition of any Lien under, any agreement or instrument to which it is a party or by which it or any of its assets is bound; and

(iii)
will not constitute a default or an event which, with the giving of notice, the passage of time or the making of any determination, or any combination thereof, would constitute a default under any such agreement or instrument;

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(c) no Authorisations are required for the due execution, delivery or performance by the Borrower of this Deed, or the validity or enforceability hereof, except as specified in Section 2.03(c) (Governmental Authorisations) of the Loan Agreement.

Section 4.03 Restatement of Representations and Warranties

Any representation or warranty given hereunder which specifies that such representation and warranty is provided hereunder "as of the date of this Agreement" shall only be given on the date of this Agreement and shall not be deemed to be repeated hereafter in connection with any Disbursement made pursuant to this Agreement. In respect of all other representations and warranties provided in this Article IV, such representations and warranties shall be deemed to be repeated on submission of each Disbursement request, on each Disbursement date and on each Interest Payment Date.

Section 4.04 Reliance of EBRD.

(a) Each of the Subordinated Parties acknowledges that it makes its representations in Section 4.01 (Representations and Warranties of the Subordinated Parties) and the Borrower acknowledges that it makes the representations in Section 4,02 (Representations and Warranties of the Borrower) with the intention of inducing EBRD to enter into this Deed and the other Financing Agreements and that EBRD enter into this Deed and the other Financing Agreements on the basis of and in full reliance on, each of such representations.

(b) Each of the Borrower and the Subordinated Parties, as applicable, warrants to EBRD that each of such representations made by it is true and correct in all material respects as of the date of this Deed and, having regard to the circumstances then existing, will be true and correct on the date of any application for a Disbursement under the Loan Agreement, and on the date of each Disbursement under the Loan Agreement and that the Borrower and the Subordinated Parties have no knowledge of any additional facts or matters the omission of which makes or would make any of such representations materially misleading when made.

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ARTICLE V PAYMENTS

Section 5.01 Appropriation of Moneys.

Until all of the Senior Indebtedness has been unconditionally and irrevocably paid in full, EBRD (or any trustee, agent or other person acting on its behalf) may:

(a)
refrain from applying or enforcing any other monies, security or rights held or received by EBRD (or any trustee, agent or other person) in respect of the Senior Indebtedness, or apply and enforce the same in such manner and order as it sees fit (whether against the Senior Indebtedness or otherwise) and none of the Subordinated Parties or the Borrower shall be entitled to the benefit of the same; and

(b)	hold and keep for such time as it thinks prudent any monies received,

recovered or realised under this Deed to the credit either of the appropriate Subordinated Party or such other person or persons as it believes fit or in an interest bearing suspense account or securities realised account, without any obligation in the meantime to apply such monies in or towards discharge of any of the Senior Indebtedness.

Section 5.02 Payments.

The following provisions shall apply to the making of payments under this Deed:

(a)	all payments by any of the Subordinated Parties under this Deed to the Borrower or to EBRD shall be made to such account and at such office or bank as EBRD may notify to the Subordinated Parties; and

(b)	all payments by any of the Subordinated Parties to the Borrower or EBRD shall be made for value on the due date at such times and in the Loan Currency.

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Section 5.03 No Set-off.

All payments which any of the Subordinated Parties are required to make under this Deed shall be made without any set-off, counterclaim or condition.

Section 5.04 Taxes.

(a) Each of the Subordinated Parties shall pay or cause to be paid all Taxes on or in connection with the payment by it (but without prejudice to Section 3.10 (Several Liability)) of any and all amounts due under this Deed that are now or in the future levied or imposed by any Authority of the United Kingdom or any other Relevant Jurisdiction or by any organisation of which the United Kingdom or any other Relevant Jurisdiction is a member or any jurisdiction through or out of which a payment is made;

(b) All payments of principal, interest, fees and other amounts due under this Deed shall be made without deduction for or on account of any Taxes;

(c) If a Subordinated Party is prevented by operation of Applicable Law or otherwise from making or causing to be made those payments without deduction, the principal or (as the case may be) interest, fees or other amounts due under this Deed shall be increased to such amount as may be necessary so that (i) EBRD receives the full amount it would have received (taking into account any Taxes payable on amounts payable by the Subordinated Party under this subsection) had those payments been made without such deduction; and

(d) If Section 5.04(c) applies and EBRD so requests, the relevant Subordinated Party shall deliver to EBRD official tax receipts evidencing payment (or certified copies of them) within thirty (30) days of the date of such request.

Section 5.05 Currency Indemnity.

(a) The tender or payment of any amount payable under this Deed (whether or not by recovery under a judgment) in any currency other than the Loan Currency shall not novate, discharge or satisfy the obligation of the Subordinated Party to pay in the Loan Currency all amounts payable under this Deed.

(b) The Subordinated Parties shall indemnify EBRD against any losses resulting from a payment being received or an order or judgment being given under this Deed in any currency other than the Loan Currency or any place other than the account

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specified pursuant to Section 5.02 (Payments). The Subordinated Parties shall, as a separate obligation, pay such additional amount as is necessary to enable EBRD to receive, after conversion to the Loan Currency at a market rate and transfer to that account, the full amount due to EBRD under this Deed in the Loan Currency and in the account specified in Section 5.02 (Payments).

(c) Notwithstanding the provisions of Section 5.02 (Payments) and Section 5.05(a), EBRD may require any Subordinated Party to pay (or reimburse EBRD) for any Taxes, fees, costs, expenses and other amounts payable under Section 5.04 (Taxes) and Section 6.06 (Indemnity and Expenses) in the currency in which they are payable, if other than the Loan Currency.

Section 5.06 Certificate.

A certificate by any officer of EBRD specifying amounts due and payable under or in connection with any of the provisions of this Deed, together with any relevant calculations supporting the amounts set out in such certificate as being due and payable, shall, in the absence of manifest error, be conclusive and binding on the Subordinated Parties and the Borrower.

Section 5.07 Application of Payments.

(a) EBRD may apply any amounts received by it or recovered under any Financing Agreement and/or this Deed in any manner and for such purposes in respect of the Senior Indebtedness as EBRD in its sole discretion determines, notwithstanding any instruction that any of the Subordinated Parties or the Borrower may give to the contrary.

(b) Without prejudice to Section 5.07(a), all payments and distributions received by EBRD in respect of the Subordinated Indebtedness, to the extent received in or converted into cash, may be applied by EBRD first to the payment of any and all expenses (including legal fees and expenses) paid or incurred by EBRD in good faith in enforcing this Deed or in endeavouring to collect or realise upon any part of the Subordinated Indebtedness or any security therefor, and any balance thereof shall, solely as between each Subordinated Party and EBRD, be applied by EBRD, in such order of application as EBRD may from time to time select, towards the payment of the Senior Indebtedness remaining unpaid; provided, however, that, as between the Borrower and its creditors, no such payments or distributions of any kind or character shall be deemed

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to be payments or distributions in respect of the Senior Indebtedness and, notwithstanding any such payments or distributions received by EBRD in respect of the Subordinated Indebtedness and so applied by EBRD toward the payment of the Senior Indebtedness, each Subordinated Party shall be subrogated to the then existing rights of EBRD, if any, in respect of the Senior Indebtedness only at such time as this Deed shall have been terminated as provided for in Section 6.01 (Term of Deed).

Section 5.08 Default Interest.

(a) Without prejudice to any other rights or remedies of EBRD under this Deed or any other Financing Agreement, any other agreement or instrument or by Applicable Law, if any of the Subordinated Parties fails to pay any amount payable by it under this Deed, such Subordinated Party shall forthwith on demand by EBRD pay interest on such overdue amount from and including the due date up to the date of actual payment (as well after as before judgment) at the rate per annum which is equal to two per cent. (2%) plus the higher of the interest rates in effect immediately before the due date under the Loan Agreement.

(b) Interest at the rate referred to in Section 5.08(a) shall accrue from the date on which payment of the relevant overdue amount became due until the date of actual payment of that amount and shall become payable on demand or, if not demanded, on each Interest Payment Date falling after such overdue amount became due.

(c) Without prejudice to Section 5.08(a), EBRD will not be entitled to "double recovery" of default interest in respect of the same overdue amount from more than one Subordinated Party.

Section 5.09 Set-off.

EBRD shall be entitled at any time and from time to time without notice (both before and after demand) to set off any liability of the Subordinated Parties to EBRD under this Deed (whether actual or contingent, present or future) against any liability of EBRD to the Subordinated Parties, (whether actual or contingent, present or future). If any such set-off shall be of one currency against another, the amount of EBRD's liability extinguished by such set-off shall be treated as an amount received by EBRD in the currency of such liability for the purposes of Section 5.05(b).

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ARTICLE VI MISCELLANEOUS

Section 6.01 Term of Deed.

This Deed shall continue in full force until full and irrevocable discharge of the Senior Indebtedness pursuant to the terms of the Financing Agreements but without prejudice to Section 3.09 (Release is Conditional).

Section 6.02 Entire Agreement; Amendment and Waiver

This Deed and each of the other Financing Agreements and any other documents referred to herein or therein constitute the entire obligations of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction. Any amendment to, or waiver by EBRD of any of the terms or conditions of, or consent given by EBRD under, this Deed (including, without liniitation, under this Section 6.02) shall be in writing, signed by EBRD and, in the case of an amendment, by the Subordinated Parties and the Borrower.

Section 6.03 Borrower's Obligations

The Borrower agrees to be bound by the terms and provisions of this Deed, to make no payments or distributions contrary to the terms and provisions hereof and to do every other act and thing necessary or appropriate to carry out such terms and provisions.

Section 6.04 Notices

Any notice, application or other communication to be given or made under this Deed shall be in writing. Except as otherwise provided in this Deed, such notice, application or other communication shall be deemed to have been duly given or made when it is delivered by hand, airmail or facsimile transmission to the party to which it is required or permitted to be given or made at such party's address specified below or at such other address as such party designates by notice to the party giving or making such notice, application or other communication.

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For the Borrower:

Balykshy L.L.P.
3rd Floor
174B Furmanov Street Almaty
Republic of Kazakhstan
Attention:Paul A. Roberts, Director
Fax: +7 (327) 272 8450

For the Shareholder:

Caspian Real Estate Limited
3'd Floor, 174B Furmanov Street Almaty
Republic of Kazakhstan
Attention:Paul A. Roberts
Fax: +7 (327) 272 8450

For the Sponsor:

Caspian Services Inc.
29/6 Satpaev Avenue, 9th Floor Almaty
Republic of Kazakhstan
Attention:Laird Garrard, CEO & President
Fax: +7 (327) 250 84 79

For EBRD:

European Bank for Reconstruction and Development
One Exchange Square
London EC2A 2J-1\1
United Kingdom
Attention:Operation Administration Unit

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Fax: +44 20 7338 6100

Section 6.05 English Language

All documents to be furnished or communications to be given or made by the Subordinated Parties or the Borrower under this Deed shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by any Subordinated Party or the Borrower, as the case may be, which translation shall be the governing version among the Subordinated Parties, the Borrower and EBRD.

Section 6.06 Indemnities and Expenses

(a)	Each Subordinated Party and the Borrower shall be liable to indemnify

EBRD on demand against any loss or expense sustained or incurred by EBRD as a result of

(i))a failure by such Subordinated Party and the Borrower to perform any of its obligations under this Deed; or

(ii)any representation or warranty made in this Deed by such Subordinated Party and the Borrower having been untrue, incorrect or misleading when made.

(b)	The indemnities contained in this Section 6.06 and any other indemnity provisions herein shall survive the termination of this Deed.

Section 6.07 Rights, Remedies and Waivers

(a) The rights and remedies of EBRD in relation to any misrepresentations or breach of warranty on the part of the Subordinated Parties or the Borrower shall not be prejudiced by any investigation by or on behalf of EBRD into the affairs of the Subordinated Parties or the Borrower, by the execution or the performance of this Deed or by any other act or thing which may be done by or on behalf of EBRD in connection with this Deed and which might, apart from this Section, prejudice such rights or remedies,

(b) No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to EBRD upon any default under this Deed or any other agreement shall impair any such right, power or remedy or be

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construed to be a waiver thereof or an acquiescence therein. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No action of EBRD in respect of any such default, or acquiescence by them therein, shall affect or impair any right, power or remedy of EBRD in respect of any other default.

(c) The rights and remedies provided in this Deed and the other Financing Agreements are cumulative and not exclusive of any other rights or remedies, whether provided by Applicable Law or otherwise.

(d) EBRD may proceed to protect and enforce their rights hereunder in any court or other tribunal by an action at law, suit in equity or other appropriate proceedings, whether for damages, the specific performance of any term hereof or otherwise, or in aid of the exercise of any power granted hereby or by law. Each Subordinated Party hereby agrees to pay to EBRD on demand such amount in the Loan Currency as shall be sufficient to reimburse EBRD for its costs and expenses related to, or arising out of, any such action or remedies, including, reasonable fees and expenses of legal counsel.

Section 6.08 Governing Law

This Deed shall be governed by and construed in accordance with English law.

Section 6.09 Arbitration and Jurisdiction

(a)Any dispute, controversy or claim arising out of or relating to this Deed, or the breach, termination or invalidity hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force. There shall be one (1) arbitrator and the appointing authority shall be LCIA (London Court of International Arbitration). The seat and place of arbitration shall be London, England and the English language shall be used throughout the arbitral proceedings. The parties hereby waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or to seek determination of a preliminary point of law by, the courts of England. The arbitral tribunal shall not be authorised to take or provide, and each Subordinated Party and the Borrower agree that it shall not seek from any judicial authority, any interim measures of protection or pre-award relief against EBRD, any provisions of the UNCITRAL Arbitration Rules notwithstanding. The arbitral tribunal

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shall have authority to consider and include in any proceeding, decision or award any further dispute properly brought before it by EBRD (but no other party) insofar as such dispute arises out of any Financing Agreement, but, subject to the foregoing, no other parties or other disputes shall be included in, or consolidated with, the arbitral proceedings. In any arbitral proceeding, the certificate of EBRD as to any amount due to EBRD under any Financing Agreement shall be prima, facie evidence of such amount.

(b) Notwithstanding Section 6.09(a), this Deed and the other Financing Agreements, and any rights of EBRD arising out of or relating to this Deed or any other Financing Agreement, may, at the option of EBRD, be enforced by EBRD in the courts of Kazakhstan, British Virgin Islands, United States of America or in any other courts having jurisdiction. For the benefit of EBRD, each of the Subordinated Parties and the Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the courts of England with respect to any dispute, controversy or claim arising out of or relating to this Deed or any other Financing Agreement, or the breach, termination or invalidity hereof or thereof. Each Subordinated Party and the Borrower hereby irrevocably consents to the service of process or any other legal summons out of such courts by mailing copies thereof by registered airmail postage prepaid to its address specified herein. Each Subordinated Party and the Borrower covenants and agrees that, so long as it has any obligations under this Deed, it shall maintain a duly appointed agent to receive service of process and any other legal summons in England for purposes of any legal action or proceeding brought by EBRD in respect of any Financing Agreement and shall keep EBRD advised of the identity and location of such agent. Nothing herein shall affect the rights of EBRD to commence legal actions or proceedings against any Subordinated Party or the Borrower in any manner authorised by the laws of any relevant jurisdiction. The commencement by EBRD of legal actions or proceedings in one or more jurisdictions shall not preclude EBRD from commencing legal actions or proceedings in any other jurisdiction, whether concurrently or not. Each of the Subordinated Parties and the Borrower irrevocably waives any objection it may now or hereafter have on any grounds whatsoever to the laying of venue of any legal action or proceeding and any claim it may now or hereafter have that any such legal action or proceeding has been brought in an inconvenient forum.

Section 6.10 Privileges and Immunities of EBRD

Nothing in this Deed shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of EBRD accorded under the

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Agreement Establishing the European Bank for Reconstruction and Development, international convention or any Applicable Law. Notwithstanding the foregoing, EBRD has made an express submission to arbitration under Section 6.09(a) and accordingly, and without prejudice to its other privileges and immunities (including, without limitation, the inviolability of its archives), it acknowledges that it does not have immunity from suit and legal process under Article 5(2) of Statutory Instrument 1991, No. 757 (The European Bank for Reconstruction and Development (Immunities and Privileges) Order 1991), or any similar provision under English law, in respect of the enforcement of an arbitration award duly made against it as a result of its express submission to arbitration pursuant to Section 6.09(a).

Section 6.11 Waiver of Sovereign Immunity.

Each of the Subordinated Parties and the Borrower represents and warrants to EBRD that this Deed, the Loan Agreement, any other Financing Agreements and the undertakings by the Subordinated Parties or by the Borrower under any such Financing Agreements to which it is a party are commercial rather than public or governmental acts and that neither the Subordinated Parties nor the Borrower is entitled to claim immunity from legal proceedings with respect to itself or any of its assets on the grounds of sovereignty or otherwise under any Applicable Law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Deed or the other Financing Agreements. To the extent that any of the Subordinated Parties or the Borrower or any of their assets has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, each of the Subordinated Parties and the Borrower hereby irrevocably waives such rights to immunity in respect of its obligations arising under or relating to this Deed, the Loan Agreement or any other Financing Agreements.

Section 6.12 Reliance.

Each of the Subordinated Parties and the Borrower acknowledges that EBRD is entering into this Deed, and has acted, solely in its capacity as a lender under the Loan Agreement, and not as an advisor to any Subordinated Party or the Borrower. Each of the Subordinated Parties and the Borrower represents and warrants that, in entering into this Deed, it has engaged and relied upon advice given to it by its own legal, financial and other professional advisors and it has not relied on and will not hereafter rely on any

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advice given to it by EBRD.

Section 6.13 Successors and Assigns.

(a) This Deed binds and inures to the benefit of the respective successors, assignees and permitted transferees of the parties hereto.

(b) Neither any of the Subordinated Parties nor the Borrower may assign or otherwise transfer all or any part of its rights or obligations under this Deed without the prior written consent of EBRD which consent shall not be unreasonably withheld or delayed if the Sponsor wishes to assign or transfer Subordinated Indebtedness to an Affiliate which is or has by accession become a Subordinated Party.

(c) The benefit of this Deed may be freely and unconditionally assigned, transferred or otherwise disposed of, in whole or in part, by EBRD to any other person.

Section 6.14 Rights of Third Parties.

A person who is not a party to this Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Deed (except as provided for in Section 6.13 (Successors and Assigns).

Section 6.15 No Partnership or Agency.

Nothing in this Deed (or any of the arrangements contemplated hereby) shall be deemed to constitute a partnership between the parties hereto nor save as expressly provided herein constitute any party the agent of any other for any purpose.

Section 6.16 Deed as property of EBRD.

This Deed is and will remain the property of EBRD after any release, settlement, discharge or arrangement relating to the liability of the Borrower under this Deed.

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Section 6.17 Disclosure

EBRD may disclose such documents, information and records regarding each Subordinated Party or any other party to a Financing Agreement and this transaction (including, without limitation, copies of this Deed and any Financing Agreement) as EBRD deems appropriate in connection with any dispute involving each Subordinated Party and the Borrower or any other party to a Financing Agreement, for the purpose of preserving or enforcing any of EBRD's rights under any Financing Agreement or collecting any amount owing to EBRD or in connection with any proposed Participation or any other proposed sale, transfer, assignment, novation or other disposal contemplated by above Section 6.13 (Successors and Assigns).

Section 6.18 Severability.

Each of the provisions of this Deed shall be severable and distinct from one another and if at any time any one or more of those provisions (or any part thereof) is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. In this event, to the extent practicable under the circumstances, the parties to this Deed shall negotiate in good faith to replace the void, illegal or unenforceable provision with a valid, legal and enforceable provision which corresponds as far as possible to the spirit and purpose of the void, illegal or unenforceable provision.

Section 6.19 Counterparts

This Deed may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 6.20 Survival

Notwithstanding the discharge and release of the Borrower pursuant to Section 3.09 (Release Is Conditional), (i) the representations and warranties given by the Guarantor and the Subordinated Parties in Article IV (Representations and Warranties); (ii) the covenants of each Subordinated Party in Sections 2.06 (Subordinated Parties' Affirmative Covenants) and 107 (Subordinated Parties' Negative Covenants); and (iii) the provisions set forth in Articles V (Payments) and VI (Miscellaneous) and of this Section 6.20, shall survive and remain in full force and

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effect until the Senior Indebtedness has been fully and irrevocably discharged strictly in accordance with the provisions of the Financing Agreements, as evidenced by a written instrument signed by EBRD,

The parties hereto agree that this Deed shall take effect as a deed as of the date first written above,

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto, acting through their duly authorised representatives, have caused this Deed to be executed and delivered as a deed in their respective names as of the date first above written.

EXECUTED and DELIVERED as a deed on behalf of BALYKSHY L.L.P., a company incorporated in the territory of the Republic of Kazakhstan, by Paul Anthony Roberts being a person who, in accordance with the laws of that territory, is acting under the authority of the company:

By: Authorised signatory Name:Paul Anthony Roberts Position:Director

[Seal]

By:

Authorised signatory

Name:Alexandr Borovinskiy

Position:Director

[Seal]

EXECUTED and DELIVERED as a deed on behalf of CASPIAN REAL ESTATE LIMITED, a company incorporated in the territory of the British Virgin Islands, by Alexandr Borovinskiy being a person who, in accordance with the laws of that territory, is acting under the authority of the company:

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EXECUTED and DELIVERED as a deed on

behalf of CASPIAN SERVICES INC., a company

incorporated in the territory of the State of Nevada,

United States of America, by being

a person who, in accordance with the laws of that

territory, is acting under the authority of the company:

By:

Authorised signatory ---

Name:
Position:
[Seal]

EXECUTED and DELIVERED as a deed on behalf of EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

By: Name: Position:
Authorised Representative

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EXECUTED and DELIVERED as a deed on behalf of CASPIAN SERVICES INC., a company incorporated in the territory of the State of Nevada, United States of America, by Laird Garrard, being a person who, in accordance with the laws of that territory, is acting under the authority of the company:

By:

Authorised signatory Name: Laird Garrard

Position: CEO & President

[Seal]

EXECUTED and DELIVERED as a deed on behalf of EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT
By: Name: Position:

lthorised Representative Riccardo Pat Business Group Director Energy and Natural Resources

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